NEWS RELEASE OppFi Reports Second Quarter 2022 Financial Results 8/9/2022 Revenue increased 38% year over year to $107.9 million for the second quarter of 2022 Net Originations increased 57% year over year to $226.2 million for the second quarter of 2022 Ending Receivables increased 54% year over year to $401.5 million for the second quarter of 2022 Net income of $9.5 million for the second quarter of 2022 Adjusted Net Income of $6.8 million for the second quarter of 2022 Basic and Diluted EPS of $0.26 and $0.10, respectively, for the second quarter of 2022 Adjusted EPS of $0.08 for the second quarter of 2022 CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a leading �nancial technology platform that powers banks to help the everyday consumer gain access to credit, today reported �nancial results for the second quarter ended June 30, 2022. “We are pleased with our �nancial and operational performance for the second quarter, relative to our expectations,” said Todd Schwartz, Chief Executive O�cer and Executive Chairman of OppFi. “We are encouraged by continued strong consumer demand that drove 57% growth in originations, e�ciencies that yielded a 16% decrease in marketing cost per new funded loan, and further progress scaling our operating expenses.” 1

“We are diligently monitoring the macroeconomic environment and the impact of in�ation on our customers and have adjusted, and are prepared to continue to adjust, credit models accordingly,” concluded Schwartz. "We have con�dence in our ability to navigate this current environment and believe the enhancements we are making today will position us for a strong 2023.” Financial Summary The following tables present a summary of OppFi’s results for the three months ended June 30, 2022 and 2021. (in thousands, except share and per share data) Unaudited   Three Months Ended June 30,   Change     2022   2021   % Total revenue   $ 107,875  $ 78,376  37.6% Net income   $ 9,497  $ 17,987  (47.2)% Adjusted net income   $ 6,819  $ 17,823  (61.7)% Adjusted EBITDA   $ 20,009  $ 32,282  (38.0)% Basic EPS(a)   $ 0.26  $ —  —% Diluted EPS(a)   $ 0.10  $ —  —% Adjusted EPS(a)   $ 0.08  $ —  —% (in thousands, except share and per share data) Unaudited   Six Months Ended June 30,   Change     2022   2021   % Total revenue   $ 208,585  $ 162,633  28.3% Net income   $ 9,200  $ 42,371  (78.3)% Adjusted net income   $ 7,377  $ 37,077  (80.1)% Adjusted EBITDA   $ 31,194  $ 64,639  (51.7)% Basic EPS(a)   $ 0.33  $ —  —% Diluted EPS(a)   $ 0.10  $ —  —% Adjusted EPS(a)   $ 0.09  $ —  —% a.For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC. Second Quarter Key Performance Metrics The following tables represent key quarterly metrics. (in thousands, except marketing cost per loan information) Unaudited   As of and for the Three Months Ended,     June 30, 2022   March 31, 2022   June 30, 2021 Total Net Originations(a)   $ 226,201    $ 162,756    $ 144,039  Ending Receivables(b)   $ 401,549    $ 338,458    $ 260,377  % of Originations by Bank Partners     95%     95%     93% N Ch O� % f A R i bl ( ) 51% 56% 28% 2

Net Charge-Offs as % of Average Receivables(c)		51%		56%		28%
Auto-Approval Rate(d)		62%		61%		51%
Marketing Cost per Funded Loan(e)	$	82	$	76	$	72
Marketing Cost per New Funded Loan(f)	$	206	$	221	$	245

a. Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
b. Receivables are defined as unpaid principal balances of both on- and off-balance sheet loans.
c. Annualized net charge-offs as a percentage of average receivables (defined as unpaid principal of both on- and off-balance sheet loans) represents total charge offs from the period less recoveries as a percent of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
d. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
e. Marketing Cost per Funded Loan represents marketing cost per funded loan for new and refinanced loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of loans originated during that same period.
f. Marketing Cost per New Funded Loan represents marketing cost for new loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of new loans originated during that same period.

Share Repurchase Program Update

During the second quarter, OppFi repurchased 333,318 shares of class A common stock for $1.1 million at an average price of $3.31 per share. During the first half of 2022, the Company repurchased 615,652 shares of class A common stock at an average price of $3.48 per share for a total of $2.1 million.

Full Year 2022 Guidance Update

OppFi reaffirms its previously issued full-year 2022 financial guidance of total revenue growth of 20% to 25% year over year and operating expenses as a percentage of total revenue of 43% to 47%, excluding interest expense, add backs, and one-time items. Given limited visibility considering the current macroeconomic environment, the Company now expects to report break-even results on an adjusted basis or a modest adjusted net loss for the full-year, due to persistent high inflation that caused significant credit deterioration in the latter half of the second quarter and early third quarter. OppFi withdraws its previously issued guidance for metrics other than total revenue growth and operating expenses as a percentage of total revenue.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss OppFi's financial results and outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (888) 567-1602
- International: (404) 267-0373

An archived version of the webcast will be available on OppFi's website.

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About OppFi

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to help the everyday consumer gain access to credit. Through its unwavering commitment to customer service, the Company supports consumers, who are turned away by mainstream options, to build better financial health. In 2021, OppFi was recognized by the Deloitte North America Technology Fast 500 for the fourth consecutive year. OppFi maintains a 4.7/5.0 star rating on Trustpilot with more than 3,400 reviews and an A+ rating from the Better Business Bureau (BBB), making the Company one of the top consumer-rated financial platforms online. For more information, please visit **oppfi.com**.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “possible,” "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its full year 2022 guidance, the future performance of OppFi's platform and expectations for OppFi's growth. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of inflation on OppFi's business; the impact of COVID-19 on OppFi's business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi's filings

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with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA and Adjusted EPS. Adjusted EBT is defined as Net Income, plus (1) recruiting fees, severance and relocation, (2) amortization of debt transaction costs and (3) other addbacks and one-time expenses following the closing of the business combination, including one-time implementation fees, stock compensation expenses, IPO readiness costs and management fees. Adjusted Net Income is defined as Net Income, plus (1) recruiting fees, severance and relocation, (2) amortization of debt transaction costs and (3) other addbacks and one-time expenses following the closing of the business combination, including one-time implementation fees, stock compensation expenses, IPO readiness costs and management fees, adjusted for taxes assuming a tax rate of 25% for the three months ended June 30, 2021 and a 24.14% tax rate for the three months ended June 30, 2022 and adjusted for taxes assuming a tax rate of 25% for the six months ended June 30, 2021 and a 24.08% tax rate for the six months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income, plus (1) a tax rate of 25% for the three months ended June 30, 2021 and a 23.4% tax rate for the three months ended June 30, 2022 and adjusted for taxes assuming a tax rate of 25% for the six months ended June 30, 2021 and a 24.08% tax rate for the six months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies, (2) depreciation and amortization, (3) interest expense and (4) business (non-income) taxes. Adjusted EPS is defined as adjusted net income divided by adjusted shares outstanding, which represent shares of both classes of common stock outstanding as of June 30, 2022, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures is in the table below.

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Second Quarter Results of Operations Consolidated Statements of Operations Comparison of the three months ended June 30, 2022 and 2021 The following table presents consolidated results of operations for the three months ended June 30, 2022 and 2021 (in thousands, except number of shares and per share data). (in thousands, except share and per share data)   Three Months Ended June 30,   Change     2022   2021   $   % Interest and loan related income   $ 107,873    $ 78,030    $ 29,843    38.2% Other income     2      346      (344)   (99.4)% Total revenue     107,875      78,376      29,499    37.6% Provision for credit losses on �nance receivables     (569)     (31)     (538)   1735.5% Change in fair value of �nance receivables     (42,154)     (11,306)     (30,848)   272.8% Net revenue     65,152      67,039      (1,887)   (2.8)% Expenses:                 Sales and marketing     17,804      11,545      6,259    54.2% Customer operations     10,850      9,876      974    9.9% Technology, products, and analytics     8,294      6,513      1,781    27.3% General, administrative, and other     13,924      14,733      (809)   (5.5)% Total expenses before interest expense     50,872      42,667      8,205    19.2% Interest expense     7,878      6,385      1,493    23.4% Income from operations     6,402      17,987      (11,585)   (64.4)% Change in fair value of warrant liability     3,297      —      3,297    —% Income before income taxes     9,699      17,987      (8,288)   (46.1)% Provision for income taxes     202      —      202    —% Net income     9,497    $ 17,987    $ (8,490)   (47.2)% Less: net income attributable to noncontrolling interest     6,039              Net income attributable to OppFi Inc.   $ 3,458                                Earnings per share attributable to OppFi Inc.: (a)                 Earnings per common share:                 Basic   $ 0.26    $ —          Diluted   $ 0.10    $ —          Weighted average common shares outstanding:                 Basic    13,525,101      —          Diluted    84,283,102      —                            (a) For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC. Comparison of the six months ended June 30, 2022 and 2021 The following table presents consolidated results of operations for the six months ended June 30, 2022 and 2021 (in thousands, except number of shares and per share data). (in thousands, except share and per share data)   Six Months Ended June 30,   Change     2022   2021   $   % Interest and loan related income   $ 208,209    $ 162,133    $ 46,076    28.4% Other income     376      500      (124)   (24.8)% Total revenue     208,585      162,633      45,952    28.3% P i i f di l � i bl (1 026) (38) (988) 2600 0% 6

Provision for credit losses on finance receivables	(1,026)	(38)	(988)	2600.0%
Change in fair value of finance receivables	(91,679)	(33,695)	(57,984)	172.1%
Net revenue	115,880	128,900	(13,020)	(10.1)%
Expenses:			—	—%
Sales and marketing	31,394	19,480	11,914	61.2%
Customer operations	20,881	19,485	1,396	7.2%
Technology, products, and analytics	16,523	12,340	4,183	33.9%
General, administrative, and other	27,515	24,231	3,284	13.6%
Total expenses before interest expense	96,313	75,536	20,777	27.5%
Interest expense	15,326	10,993	4,333	39.4%
Income from operations	4,241	42,371	(38,130)	(90.0)%
Change in fair value of warrant liability	5,701	—	5,701	—%
Income before income taxes	9,942	42,371	(32,429)	(76.5)%
Provision for income taxes	742	—	742	—%
Net income	9,200	$ 42,371	$ (33,171)	(78.3)%
Less: net income attributable to noncontrolling interest	4,666			
Net income attributable to OppFi Inc.	$ 4,534			
Earnings per share attributable to OppFi Inc.: (a)				
Earnings per common share:				
Basic	$ 0.33	$ —		
Diluted	$ 0.10	$ —		
Weighted average common shares outstanding:				
Basic	13,553,308	—		
Diluted	84,377,754	—		

(a) For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

Condensed Balance Sheets

Comparison of the periods ended June 30, 2022 and December 31, 2021

(in thousands) Unaudited	June 30, 2022	December 31, 2021
Assets		
Cash and restricted cash	$ 57,638	$ 62,362
Finance receivables at fair value	450,703	383,890
Finance receivables at amortized cost, net	4,579	4,220
Other assets	65,150	51,634
Total assets	$ 578,070	$ 502,106
Liabilities and stockholders' equity		
Other liabilities	$ 70,505	$ 58,967
Total debt	336,528	274,021
Warrant liabilities	5,539	11,240
Total liabilities	412,572	344,228
Total stockholders' equity	165,498	157,878
Total liabilities and stockholders' equity	$ 578,070	$ 502,106

Total cash and restricted cash decreased by $4.7 million as of June 30, 2022 compared to December 31, 2021, driven by an increase in originated loans relative to received payments and recovered loans. The net cash used in investing activities was partially offset by net advances of senior debt and cash from operating activities. Finance receivables as of June 30, 2022 increased compared to December 31, 2021 due to high demand and origination volume for the six months ended June 30, 2022. Other assets as of June 30, 2022 increased by $13.5 million compared to December 31, 2021, driven by the addition of an operating lease right of use asset of $14.7 million related to the Company's corporate headquarters due to the adoption of a new accounting standard, partially offset by lower prepaid expenses by $1.8 million.

Other liabilities increased by $11.5 million driven by the addition of an operating lease liability of $17.3 million and

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an increase in accounts payable of $4.1 million. These increases were partially offset by a decrease of accrued expenses by $10.2 million as of June 30, 2022. Total debt increased by $62.5 million driven by an increase in utilization of leverage facilities of $79.6 million, which was partially offset by lower secured borrowing payables of $17.3 million. Total equity increased by $7.6 million driven by net income.

Financial Capacity and Capital Resources

As of June 30, 2022, OppFi had $23.5 million in unrestricted cash, a decrease of $1.6 million from December 31, 2021. As of June 30, 2022, the Company had an additional $212.4 million of unused debt capacity under its financing facilities for future availability, representing a 33% overall undrawn capacity, an increase from $158.1 million as of December 31, 2021. The increase in undrawn debt was due to an amendment to one of the Company's revolving lines of credit, which increased the size of the facility from $75 million to $200 million. Including total financing commitments of $550.0 million, and cash on the balance sheet of $57.6 million, OppFi had $607.6 million in funding capacity as of June 30, 2022.

Reconciliation of Non-GAAP Financial Measures

Comparison of the three and six months ended June 30, 2022 and 2021

	Three Months Ended June 30,		Variance
(in thousands, except share and per share data) Unaudited	2022	2021	%
Net income	$ 9,497	$ 17,987	(47.2)%
Provision for income taxes	202	—	—
Debt issuance cost amortization	435	642	(32.2)
Other addbacks and one-time expenses, net(a)	(1,145)	5,135	(122.3)
Adjusted EBT1	8,989	23,764	(62.2)
Less: pro forma taxes(b)	(2,170)	(5,941)	(63.5)
Adjusted net income1	6,819	17,823	(61.7)
Pro forma taxes(b)	2,170	5,941	(63.5)
Depreciation and amortization	3,366	2,413	39.5
Interest expense	7,442	5,744	29.6
Business (non-income) taxes	210	357	(41.2)
Net gain/loss on fixed asset sale	2	4	
Adjusted EBITDA1	$ 20,009	$ 32,282	(38.0)%
Adjusted EPS1: (c)	$ 0.08	$ —	
Weighted average diluted shares outstanding	84,283,102	—	

(a) For the three months ended June 30, 2022, addbacks and one-time expense of ($1.1 million) included a ($3.3 million) addback due to the change in fair value of the warrant liabilities, a $0.7 million expense related to severance and retention bonuses, a $0.5 million one-time origination fee expense and $1.0 million in expenses related to stock compensation. For the three months ended June 30, 2021, addbacks and one-time expenses of $5.1 million included a $3.3 million one-time warrant valuation expense, a $1.3 million expense related to one-time legal, accounting, and other costs related to the Company's business combination, $0.2 million in expenses related to profit interest compensation, $0.2 million in management fees, and $0.1 million in severance.

(b) Assumes a tax rate of 25% for the three months ended June 30, 2021 and a 24.14% tax rate for the three months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.

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(in thousands, except share and per share data) Unaudited	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	Variance %
Net income	$ 9,200	$ 42,371	(78.3)%
Provision for income taxes	742	—	—
Debt issuance cost amortization	1,044	1,163	(10.2)
Other addbacks and one-time expenses, net(a)	(1,269)	5,902	(121.5)
Adjusted EBT1	9,717	49,436	(80.3)
Less: pro forma taxes(b)	(2,340)	(12,359)	(81.1)
Adjusted net income1	7,377	37,077	(80.1)
Pro forma taxes(b)	2,340	12,359	(81.1)
Depreciation and amortization	6,604	4,577	44.3
Interest expense	14,282	9,830	45.3
Business (non-income) taxes	589	792	(25.6)
Net gain/loss on fixed asset sale	2	4	
Adjusted EBITDA1	$ 31,194	$ 64,639	(51.7)%
Adjusted EPS1: (c)	0.09	—	
Weighted average diluted shares outstanding	84,377,754	—	

(a) For the six months ended June 30, 2022, addbacks and one-time expense of ($1.3 million) included a ($5.7 million) addback due to the change in fair value of the warrant liabilities, $2.1 million in expenses related to severance and retention bonuses, $1.6 million in expenses related to stock compensation, a $0.5 million one-time origination fee expense, and $0.2 million in one-time legal expenses. For the six months ended June 30, 2021, addbacks and one-time expenses of $5.9 million included a $3.3 million one-time warrant valuation expense, a $1.6 million expense related to one-time legal, accounting, and other costs related to the Company's business combination, $0.4 million in expenses related to severance, $0.3 million in management fees, and $0.2 million in expenses related to profit interest compensation.
(b) Assumes a tax rate of 25% for the six months ended June 30, 2021 and a 24.08% tax rate for the six months ended June 30, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.
(c) For the periods prior to July 20, 2021, earnings per share was not calculated, as net income prior to the Business Combination was attributable entirely to OppFi-LLC.

Adjusted Earnings Per Share

(unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Weighted average Class A common stock outstanding	13,525,101	—
Weighted average Class V voting stock outstanding	96,114,373	—
Elimination of earnouts at period end	(25,500,000)	—
Dilutive impact of restricted stock units	125,383	—
Dilutive impact of performance stock units	18,245	—
Weighted average diluted shares outstanding	84,283,102	—

(unaudited)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Adjusted net income (in thousands)1	$ 6,819	$ 17,823
Weighted average diluted shares outstanding	84,283,102	—
Adjusted EPS:1	$ 0.08	$ —

(unaudited)	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Weighted average Class A common stock outstanding	13,553,308	—
Weighted average Class V voting stock outstanding	96,225,804	—
Elimination of earnouts at period end	(25,500,000)	—
Dilutive impact of restricted stock units	89,520	—
Dilutive impact of performance stock units	9,123	—
Weighted average diluted shares outstanding	84,377,754	—

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Six Months Ended June 30, (unaudited) 2022   2021 Adjusted net income (in thousands)1 $ 7,377  $ 37,077 Weighted average diluted shares outstanding   84,377,754    — Adjusted EPS:1 $ 0.09  $ —   (1) Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EBT, Adjusted EPS and Adjusted EBITDA are �nancial measures that have not been prepared in accordance with GAAP. See the “Note Regarding Non-GAAP Financial Measures” for a detailed description and reconciliation of such Non- GAAP �nancial measures to their most directly comparable GAAP �nancial measures.   Investor Relations: investors@opp�.com Media Relations: media@opp�.com Source: OppFi 10